ACCEL ENTERTAINMENT EVALUATES CHICAGO MARKET
OPPORTUNITIES FOLLOWING CITY’S VGT ANNOUNCEMENT

Chicago, Illinois -- January 8, 2026 -- Accel Entertainment, (NYSE: ACEL) (“Accel” or “the Company”), a leading locals-focused gaming operator partnering with small businesses, local communities, and state governments to provide entertaining, convenient, and safe gaming experiences nationwide, is evaluating the potential to bring its distributed gaming and local entertainment model to the city of Chicago following recent public announcements regarding the possible introduction of Video Gaming Terminals (“VGTs”) in licensed locations.

The City Council Office of Financial Analysis (the “COFA”) has estimated that the proposed framework for VGTs could generate approximately $64 million in incremental annual tax revenue for the City of Chicago. Based on existing legislative revenue splits, and further stated in the COFA’s analysis, these estimates suggest a total annual Chicago VGT gross gaming revenue (“GGR”) of $1B incremental to the existing $3B generated in the rest of the state, once fully implemented, which they note in their analysis may take up to 10 years based on previous studies. VGT operators currently receive a statutory split of GGR equal to 32.04% which would translate into approximately $320 million of expected incremental Net Terminal Income for the licensed VGT operator community operating in Chicago.

Notwithstanding the expected 10 year ramp to maturity, based on our experience in Illinois, the Company expects a Chicago VGT market could begin generating revenue for Accel as early as the third or fourth quarter of 2026, following completion of the legislative, regulatory, and implementation processes, with a gradual ramp-up toward steady-state performance over time.

From a capital deployment perspective, Accel believes it is well positioned to leverage its strong balance sheet, existing fixed operating infrastructure, route management capabilities, and fixed asset base to capitalize on opportunities in a Chicago VGT market, subject to customer acquisition rates and final regulatory requirements.

In anticipation of the finalization of Chicago’s VGT regulatory and operating framework, Accel will continue to assess its capital deployment strategy for Accel’s expected participation in a Chicago VGT market, including ramp timing, and marginal costs to service new accounts.

Accel will continue to monitor developments closely and plans to update the investor community as appropriate as the regulatory and operating framework emerge.

About Accel Entertainment
Accel Entertainment, Inc. (NYSE: ACEL) is a growing provider of locals-focused gaming and one of the largest terminal operators in the United States, supporting more than 28,000 electronic gaming terminals in over 4,500 third-party local and regional establishments and 20 self-operated gaming locations across ten states. Through exclusive long-term contracts, Accel serves licensed non-casino locations including bars, restaurants, convenience stores, truck stops, gaming cafes, and fraternal and veteran establishments. Accel also owns and operates a racino venue.

Accel provides its local partners with a turnkey, full-service, capital-efficient gaming solution that encompasses manufacturing, content, payments, loyalty, 24/7 customer service, data analysis and reporting, and cash logistics. The Company’s racino, Fairmount Park - Casino & Racing, opened in April 2025 and features approximately 270 electronic gaming machines, food and beverage amenities, a sports book, pari-mutuel betting, and 55 days of scheduled thoroughbred horse racing each year.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, contained in this press release are forward-looking statements, including, but not limited to, any statements regarding the possibility of the Company’s entry into the Chicago market, the expected timeline for entry and impacts to the Company’s business, as well as the Company’s capital deployment strategy. The words “predict,” “estimated,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” “continue,” and similar expressions or the negatives thereof are intended to identify forward-looking statements. These forward-looking statements represent our current reasonable expectations and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a discussion of these and other risks and uncertainties, refer to “Risk Factors” in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Accordingly, forward-looking statements, including any projections or analysis, should not be viewed as factual and should not be relied upon as an accurate prediction of future results. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by law. In addition, the inclusion of any statement in this press release does not constitute an admission by us that the events or circumstances described in such statement are material. We qualify all of our forward-looking statements by these cautionary statements.

Contact:
Joseph Jaffoni, Norberto Aja
JCIR
212-835-8500
acel@jcir.com